ANNEX VIII

           THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

          This THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is dated as of the 23rd day of December, 1999 by and among SHOPCO MALLS L.P., a Delaware limited partnership ("Seller") and
CRANBERRY PROPERTIES MM CORP., a Delaware corporation ("Buyer").


                                BACKGROUND

     A. Seller and Barker Pacific Group, Inc., a Delaware corporation ("Assignor") executed an Agreement of Purchase and Sale as of September 11, 1999 (the "Initial Agreement"), as amended by a First Amendment to Agreement of Purchase and Sale dated as of October 28, 1999, a Second Amendment to Agreement of Purchase and Sale dated as of November 29, 1999 and letters dated December 13, December 14, December 16, December 17, December 20 and December 21, 1999 (such Initial Agreement, as the same has been heretofore amended and is hereby amended by this Amendment, the "Agreement").

     B. Pursuant to an Assignment of Purchase and Sale Agreement dated as of November 11, 1999, Assignor assigned all of its right, title and interest in and to the Agreement to Buyer, as same has been consented to by Seller pursuant to a Seller's Consent of even date herewith (the "Assignment").

     C. Seller and Buyer now desire to further amend the Agreement in order to modify certain terms and conditions thereof. All capitalized terms not otherwise defined in this Amendment, shall have the meaning given such terms in the Agreement.


                                AGREEMENT
                                ---------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Section I.1 is hereby amended by adding or modifying the following definitions:

          "Additional Earnest Money" shall mean an amount equal to $150,000.

          "Approved Met Life Commitment" shall mean a written commitment (or other evidence satisfactory to Buyer in its sole discretion) from Lender regarding Buyer's assumption of the Third Party Loan, which sets forth the agreement of Lender to amend and restructure the Third Party Loan in a manner acceptable to Buyer, in Buyer's sole discretion.

          "Business Day" shall mean any day other than (a) Saturday or Sunday or (b) a day on which commercial banks in New York, New York are authorized or required by applicable law or executive order to close.

          "Funding Expiration Date" shall mean January 24, 2000, with a right in favor of Buyer to extend such date for five (5) business days if an Approved Met Life Commitment has not been received.

          "General Partner" shall mean Regional Malls, Inc., the general partner of Shopco Regional Malls, L.P.

          "Limited Partners" shall mean the limited partners of Shopco Regional Malls, L.P.

          "Limited Partner Approval" is hereby modified by substituting "50%" in lieu of "66.66%".

          "Permitted Exceptions" is modified by (i) adding "subject to Seller's obligation to deliver customary title affidavits as provided in Section VIII.8 hereof" at the end of clause (iii) thereof and (ii) adding "subject to Buyer's right to terminate this Agreement pursuant to Section VIII.5 hereof" at the end of clause (B) thereof.

          "Third Party Loan Documents" shall mean the documents evidencing and/or securing the Third Party Loan.

          "Voluntary Title Exceptions" is hereby modified by adding the following to clause (e): "unless the same are the result of Seller's failure to make any payment for which it is responsible."

     2. Section II.2(a) is hereby amended by deleting the first three lines and substituting in lieu thereof:

          "The consideration for the Asset shall be equal to Thirty-Three Million Five Hundred Thousand Dollars ($33,500,000) (the 'Purchase Price')."

     3. Sections II.2(b)(i) and (ii) are hereby deleted and replaced by the following:

          "(i) Seller acknowledges that Escrow Agent has received an amount equal to $200,000 representing the Initial Earnest Money required by the Initial Agreement. In consideration of certain rights granted to Buyer in this Amendment, Buyer agrees that $150,000 of the Initial Earnest Money shall be deemed non-refundable, subject to Buyer's right to receive a refund of the Earnest Money as provided in the Agreement. The aforesaid non-refundable $150,000, together with all interest earned thereon, and any Additional Earnest Money, together with all interest earned thereon, shall be hereinafter referred to as the Earnest Money.

               In connection with the foregoing agreements, the amount by which $200,000 exceeds $150,000 shall be wired to Buyer simultaneously with the execution and delivery of this Amendment pursuant to the information set forth below:

                    Phoenix Four, Inc. Treasury Bill Account
                    (Account No. 398119120)
                    Republic National Bank of New York
                    415 Madison Avenue, New York, New York 10017
                    ABA No. 021004823

          (ii) The Earnest Money shall be held in escrow in accordance with the provisions of Section 14.4 of the Agreement and shall be nonrefundable to Buyer except as provided in the Agreement.

        (iii) The parties acknowledge and agree that it is their intent that the Additional Earnest Money shall be paid, at Buyer's option, to be determined by Buyer in its sole discretion, either upon Buyer's receipt of (i) a No-Review SEC Notice (hereinafter defined), as provided in Section II.3(b) or (ii) the Approved Met Life Commitment, as provided in Section VII.2. If Buyer receives a Yes-Review SEC Notice (hereinafter defined) and does not terminate the Agreement, Buyer shall have a third option, which is to pay the Additional Earnest Money upon notification from Seller that the SEC has completed its review process and that Seller is prepared to mail the Proxy Statement (hereinafter defined) to the Limited Partners. Notwithstanding the foregoing, it is understood and agreed that Buyer is required to deposit the Additional Earnest Money pursuant to Section VII.2 hereof."

     4. Section II.3(a) is hereby deleted and replaced by the following:

          "The closing (the "Closing") of the sale and purchase of the Asset (the "Transaction") shall take place on February 8, 2000 (the "Scheduled Closing Date"; the actual date of Closing, the "Closing Date"). Buyer shall have the right from time to time to extend the Scheduled Closing Date until March 7, 2000, if required by Buyer in connection with Buyer's financing of the Transaction, subject to one adjournment of the said Scheduled Closing Date past March 7, 2000 but not later than March 15, 2000, TIME OF THE ESSENCE with respect to Buyer's obligation to consummate the Transaction by such date."

     5. Section II.3(b) is hereby deleted and replaced by the following:

          (i) "Seller agrees to file a preliminary proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement") with the Securities Exchange Commission ("SEC") for the purpose of soliciting the Limited Partner Approval by the close of business on December 31, 1999. Seller agrees to use reasonable efforts to establish contact with the SEC to ascertain the status of the filing on or before January 12, 2000. Seller, promptly after any communications with the SEC and in any event on or before January 12, 2000, shall advise Buyer by written notice given by facsimile (the "SEC Notice") of the status of the filing and whether the SEC has indicated it will review and/or comment on the Proxy Statement. Buyer shall have the right to terminate this Agreement by notice given to Seller within two (2) business days of its receipt of a SEC Notice stating that the SEC intends to review and/or comment on the Proxy Statement (a "Yes-Review SEC Notice"), in which event this Agreement shall terminate and the Initial Earnest Money shall be returned to Buyer, but Buyer shall have no right to receive the Break-Up Fee.

          (ii) If (i) the SEC Notice sets forth that the SEC has indicated that it will not review and/or comment on the Proxy Statement or (ii) Seller has determined that the SEC has waived its right to do so (collectively, a "No-Review SEC Notice"), Buyer shall have the right to deposit the Additional Earnest Money with Seller, in which event Seller shall mail the Proxy Statement to the Limited Partners within two (2) business days of receipt of the Additional Earnest Money, it being understood that, if Buyer receives a No-Review SEC Notice on January 12, 2000 and immediately thereafter wires the Additional Earnest Money, the mailing shall take place on January 14, 2000.

        (iii) If Buyer receives a Yes-Review SEC Notice, but Buyer does not elect to terminate this Agreement pursuant to Section II.3(b)(i) or otherwise waives in writing its right to terminate, Seller shall promptly proceed to use reasonable efforts to complete the SEC review process and, provided that Buyer has deposited the Additional Earnest Money with Seller, thereafter mail the Proxy Statement and use reasonable efforts to solicit the Limited Partner Approval.

          (iv) Without limiting Seller's reasonable efforts obligations in clauses (ii) and (iii) above, Seller shall (I) during the SEC review process, prepare printing labels and cause the Proxy Statement to be "printer ready"; (II) cause the Proxy Statement to provide for a proposed special meeting of the Limited Partners by no later than February 7, 2000 (assuming a Proxy Statement mailing on January 14, 2000) and for response by facsimile transmission; (III) retain a proxy solicitation firm which shall at a minimum provide the following services: (A) initial call to every Limited Partner within three (3) business days after the mailing is made; (B) follow up calls every four
               (4) days thereafter; and (C) forwarding another Proxy Statement by express mail or other national prepaid overnight delivery service if the calls indicate that a Proxy Statement has not been received by such Limited Partner; and (IV) keep Buyer advised of the solicitation process and, in connection therewith, advise Buyer regarding the Limited Partner vote count on a daily basis commencing February 1, 2000.

          (v) Seller shall have the right from time to time to extend the Scheduled Closing Date up to sixty (60) days after the Scheduled Closing Date (prior to any extensions thereof) (the "LP Outside Date") pending receipt of Limited Partner Approval. In the event Limited Partner Approval has not been obtained by the LP Outside Date (TIME OF THE ESSENCE with respect thereto), either Seller or Buyer may terminate this Agreement and in such event Seller shall promptly (i) cause the Earnest Money to be returned to Buyer and (ii) deliver the Break-Up Fee to Buyer, which obligation shall be deemed an obligation that survives the termination of the Agreement."

     6.   Section III.2 is hereby amended by adding the following:

          "(g) Employees.   Seller does not have any employees at the
          Property.

          (h) Notices from Anchor Tenants. Seller has not received written notice from Sears, Roebuck and Co., Leggett of Maryland Inc. or Montgomery Ward & Co., Incorporated (collectively, the "Major Tenants"), that a Major Tenant has exercised the right pursuant to such tenant's Space Lease to vacate its demised premises, cease its present business operations or terminate its Space Lease or given any written indication of its desire to do so. Notwithstanding the foregoing, it is understood and agreed that if this representation is untrue as of, or at any time prior to the Closing, Buyer shall have the rights afforded to Buyer set forth in the Agreement for a breach of a representation, but in no event shall Buyer have any right or claim to the Break-Up Fee."

     7. Section III.2(b) is hereby supplemented by adding the following thereto:

          "Without limiting the generality of the foregoing, Seller hereby represents and warrants that the sole management and leasing contract (the "Management Contract") for the Property is with Insignia, which Management Contract, together with all obligations thereunder, will be terminated as of the Closing Date and Buyer shall have no obligations in respect of said Management Contract or the termination thereof, except for the brokerage commissions in respect of the potential tenants listed on Schedule 3 attached hereto, provided that such leases are executed at any time prior to thirty (30) days after the Closing Date."

     8. Section III.3(d) is hereby supplemented to provide that Seller agrees that it will continue to use Buyer as a consultant in respect of the marketing and leasing of the Property and in connection therewith shall institute a procedure for regular weekly meeting and frequent telephone consultations with Buyer with respect to (i) the marketing efforts to secure prospective tenants for the Property, (ii) all renewals, extensions and space options of present tenants and (iii) during the early negotiation period with any prospective tenants, the
(I) economic terms of the proposed transaction, such as the Fixed Rent, any additional rent, TI Costs and term of lease, and (II) any design and location issues.

          Section III.3 is modified by adding the following at the end thereof:

          (i) "In consideration of Buyer's efforts to negotiate an assumption of the Third Party Loan in connection with the Transaction, and in order to more efficiently address the thirty (30) day prepayment notice period (the "Prepayment Notice Period") under the Third Party Loan Documents, Seller shall use reasonable efforts to obtain a written waiver from Lender of the Prepayment Notice Period (or a written agreement reducing same)."

     9. Section IV.1.(e)(ii) is hereby supplemented to provide that attached hereto as Schedule 1 is to Seller's knowledge a list of all the environmental reports in Seller's possession. True, correct and complete copies have been delivered to Buyer.

     10.  Section V.1(g) is hereby further amended by deleting clause
(iii) thereto and substituting the following:

          "(iii)    Seller shall pay to Buyer a break-up fee (the
          "Break-Up Fee") in an amount up to $300,000, calculated as follows: (I) up to $200,000 for general due diligence costs and (II) the balance for any costs incurred by Buyer in obtaining financing for its purchase of the Asset, including, without limitation, lender's fees, commitment fees, reasonable attorneys' fees and the costs of any professional reports required by its lender."

     11. Section V.2(f) of the Agreement is hereby supplemented by adding the following:

          "Seller hereby agrees that the information in the executed Tenant Estoppel Certificates required to be delivered by Seller pursuant to this Section V.2(f) must (i) be in the form attached hereto as Schedule 2 which is substituted for Exhibit G (other than as provided below with respect to Major Tenants), (ii) substantially conform to the information set forth in the Asset File, (iii) not modify the attached form of tenant estoppel attached hereto in any material way (unless such modification has been added to conform to information in the Asset File) and (iv) be dated no earlier than thirty (30) days prior to the Scheduled Closing Date ('Conforming Tenant Estoppel Certificates'). If any Tenant Estoppel Certificate is not a Conforming Tenant Estoppel Certificate, Buyer shall so notify Seller and Seller may deliver a Seller Estoppel in lieu thereof containing the information which would have otherwise been included in the Conforming Tenant Estoppel Certificate, provided, however, delivery of a tenant estoppel certificate from all Major Tenants, in the form required by such Major Tenant's lease and otherwise being a Conforming Tenant Estoppel Certificate, shall be a pre-condition to Buyer's obligation to close on the purchase of the Asset. If the required number of Conforming Tenant Estoppel Certificates (including estoppel certificates from Major Tenants as required by the foregoing sentence) are not received by the Scheduled Closing Date, Seller shall be entitled to extend the Scheduled Closing Date for an additional fifteen (15) days in order for Seller to satisfy its obligations with respect thereto (TIME OF THE ESSENCE with respect to Seller's obligation to close after such extension unless Limited Partner Approval has not been obtained and subject to any extensions permitted under Section VIII.5.)"

     12.  Section VII.2 is hereby deleted and replaced by the following:

               "(a) The Buyer confirms to the Seller that Buyer has conducted a detailed inspection of the Asset File, has made multiple site visits and in certain instances consulted with third party professionals in satisfying itself that the Property is appropriate for Buyer's acquisition. In addition, Buyer has satisfied itself with respect to matters relating to environmental Phase I audits and engineering analysis and has conducted such tests, examination and studies of the Property as Buyer deems necessary or appropriate and has examined all applicable records relating to the income, operation and maintenance of the Property and has determined the compliance of the Property with applicable laws and regulations, including, without limitation, zoning, building, land use and environmental protection laws.

               (b) Buyer shall have the absolute right to terminate its obligations hereunder on or before the Funding Expiration Date (5:00 p.m. E.S.T.) unless Buyer has received an Approved Met Life Commitment by such date. If such notice is given on or before 5:00 p.m. E.S.T. on the Funding Expiration Date, then this Agreement shall terminate and neither Seller nor Buyer shall have any further obligation hereunder, however, Seller shall retain the Initial Earnest Money. If such notice is not given and Buyer has not already deposited the Additional Earnest Money, Buyer covenants and agrees to deposit the Additional Earnest Money within two (2) business days of its receipt of the Approved Met Life Commitment, but no later than two (2) business days after the Funding Expiration Date. If such deposit is not made within such two (2) business day period, TIME OF THE ESSENCE with respect to such deposit, (i) this Agreement shall be deemed terminated and (ii) Seller shall be entitled to retain the Initial Earnest Money."

     13. Section IX.1 is hereby amended by deleting clause (ii) of sub-section (c) thereof and modifying said Section IX.1 to delete any reference to Buyer's obligation to pay fees, costs and transfer taxes in respect of any portion of the Purchase Price that is in excess of $33,500,000.

     14. Sections X.1 and X.2 are hereby modified to provide that, inasmuch as Caldor and CVS Pharmacy are significantly in arrears with respect to the payment of Fixed Rents and/or Overage Rent due and payable in respect of the premises occupied by such tenants (the "Rent Arrearage Amounts"), the parties agree that Buyer shall (i) be under no obligation to deliver any Rent Arrearage Amounts in respect of such tenants and (ii) not be accountable to Seller for any amounts due and payable from such tenants for the period prior to the Closing Date and Seller waives any right to further pursue collection of any Rent Arrearage Amounts in respect of such tenants in connection therewith. Seller further acknowledges that any Fixed Rents or Overage Rent collected by Buyer after the Closing Date from tenants who have exercised their so-called "co-tenancy rights" under their respective leases (or who have otherwise negotiated the right to pay reduced rent) shall be similarly excluded from the provisions of Sections X.1 and X.2.

     15. Section X.7(c) is hereby modified to provide that the non-binding letters of intent for the proposed leases with The Gap and Old Navy have been approved by Buyer, but that the form of lease to be executed and delivered in connection therewith has not yet been submitted to Buyer. If the Space Leases for The Gap and Old Navy are approved by Buyer, at Closing Buyer shall assume the obligation to pay and/or reimburse Seller for the paid portion of the TI Costs in connection with such Space Leases.

     16.  Section X.11 is hereby deleted.

         17. Section XI.2 is modified by deleting clause (iv), moving the "and" from in front of clause (iv) to in front of clause (iii) and adding the following:

                 "Notwithstanding anything to the contrary in this Section, Buyer's liability for all matters occurring prior to the Closing Date shall in no event exceed the Initial Earnest Money (reduced to $150,000 as provided herein) prior to the Funding Expiration Date and the Earnest Money subsequent thereto."

         18. The Survival Period defined in Section XI.3 shall be extended to six (6) months after the Closing Date.

         19. Section XIII.1(b) is hereby modified by adding the following at the end thereof: "or the termination of this Agreement prior to Closing pursuant to terms hereof."

         20. Section XIV.6 is hereby modified by deleting the first sentence thereof and amending the second sentence to provide that Buyer may also assign the Agreement to unaffiliated third parties, provided that Buyer will continue to remain primarily liable under the Agreement notwithstanding any such assignment.

         21. Seller acknowledges and agrees that (i) Buyer is presently contemplating an assumption of the Third Party Loan as part of its financing strategy for the purchase of the Asset, (ii) in connection therewith, there may be a restructuring of the Third Party Loan consistent with the current economic state of the Property and its tenancies (which restructuring shall only be applicable to Buyer and shall be effective from and after the date that Buyer assumes the Third Party Loan), (iii) such discussions are an appropriate part of Buyer's due diligence and (iv) Buyer is entitled to disclose to Lender Buyer's present financial assessment of the Property, Buyer's business plans, any engineering and environmental reports and any other reports, documents or other information obtained or created by Buyer in respect of the Property or the proposed financing. Seller agrees, at no expense to it, and without liability, to cooperate with Buyer in connection with Buyer's efforts to negotiate and restructure the Third Party Loan and, in respect of the foregoing and at Buyer's request from time to time, Seller will participate in meetings and other negotiations with the holder of the Third Party Loan relating thereto, provided, however, in no event shall Seller be in any way responsible or liable with respect to the outcome of such efforts; provided, however, no such amendment or restructuring shall be in effect until and unless Closing occurs. Buyer agrees to keep Seller informed regarding the status of its negotiations with Lender.

         22. Except as expressly set forth in this Amendment, the parties hereto ratify and confirm all of the terms and provisions of the Agreement.

         23. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together, shall be deemed one Agreement.

         24. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                        SELLER:

                                        SHOPCO MALLS L.P.

                                        By:  Shopco Regional Malls, L.P.

                                            By:  Regional Malls, Inc.

                                                 By:  ----------------------
                                                      Name:
                                                      Title:


                                        BUYER:

                                        CRANBERRY PROPERTIES MM CORP.


                                        By:  -------------------------------
                                             Name:
                                             Title:


                                        ESCROW AGENT:

                                        FIRST AMERICAN TITLE INSURANCE COMPANY


                                        By:  -------------------------------
                                             Name:
                                             Title:

                                SCHEDULE 1

           LIST OF ENVIRONMENTAL REPORTS IN SELLER'S POSSESSION

                 Environmental Site Assessment of Cranberry Mall by EMG as reissued on 2/8/99.

                                SCHEDULE 2
                                ----------

                       TENANT ESTOPPEL CERTIFICATE


                    Metropolitan Life Insurance Company
                     -------------------------------
                     -------------------------------
                     -------------------------------

          Re:  Lease ("Lease") dated ----------------, 199--
               of -------------- square feet of space known as Suite No. -------, in --------------------------, located at
               ---------------------------------------, City of
               ----------------, ------------------- County, ---------
               ------------- ("Premises") between ---------------------
               ---------------------- ("Landlord") and --------------------
               ----------------------------- ("Tenant") as Tenant. INCLUDE
               ANY MODIFICATIONS OR AMENDMENTS


Ladies and Gentlemen:

         1. The term of the Lease commenced on ---------------------, 199--, and will expire on -------------------, 199--.

         2. The Lease as described above constitutes the entire agreement of Landlord and Tenant with respect to the Premises, is true, correct and complete, has not been modified or amended except as described above, and is in good standing and in full force and effect.

         3. Tenant has commenced payment of monthly fixed rent under the Lease in the amount of $-------------, and such rent has been paid for the period ending on -----------------, 199--.

         4. Tenant has paid a security deposit under the Lease in the amount of $------------.

         5. Under the Lease, Tenant is required to pay as additional rent its share of increases in taxes, operating expenses and common area maintenance charges, if applicable, commencing ------------------, 199--.

         6. As far as is known to Tenant, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or notice, or both, would give rise to a default under the Lease.

         7. Construction of all tenant improvements required under the Lease has been satisfactorily completed and Tenant has accepted and is occupying the Premises.

         8. Tenant has not generated, stored, handled or otherwise dealt with any hazardous or toxic waste, substance or material, or contaminants, oil, pesticides, radioactive or other materials on the Premises, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit, nor will it do so in the future.

         9. Tenant has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions or covenants contained therein.

         10. Tenant has not received any concession (rental or otherwise) in connection with renting the Premises as follows:

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

         11. Tenant has received no notice from any insurance company of any defects or inadequacies in the Premises, or any part thereof, which would adversely affect the insurability of the Premises.

         12. There are no pending suits, proceedings, judgments, bankruptcies, liens or executions against Tenant or any affiliate of Tenant.

         13. Tenant does not have any rights or options to purchase the building in which the Premises are located.

         14. Tenant does not have any rights or options to renew the Lease or to lease additional space in any building owned by the Landlord except as follows:

          ---------------------------------------------------------------

          ---------------------------------------------------------------

          ---------------------------------------------------------------

         15. Tenant has no knowledge of any assignment by Landlord of its interest in the Lease other than to MetLife.

         16. From and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

         17. From and after the date hereof, so long as there shall be any assignment, the Lease to MetLife, or any successor thereto, Tenant will not surrender or consent to the modification of any of the terms of the Lease, nor to the termination thereof by Landlord, nor seek to terminate the Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of the note or other obligation secured or to be secured by a security instrument upon the property of which the Premises is a part (at such holder's last address furnished Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but not the obligation, to remedy such act or omission.

         18. Upon written notice of the default of Landlord under any of the loan documents held by MetLife and assignment of the Lease by Landlord to MetLife, Tenant will thereafter pay rent and other sums to MetLife (or to the party designated by MetLife) in accordance with the terms of the Lease and following any foreclosure, Tenant shall recognize MetLife as the Landlord under the Lease.

         19. The certifications contained herein are made in the knowledge that MetLife, as a prospective Mortgagee of the Premises, will place substantial reliance thereon.


                                       Very truly yours,


                                       -----------------------------------
                                       [Name of Tenant]


                                       By:  ------------------------------
                                            Title:


                                       Date:  ----------------------------

                                SCHEDULE 3
                                ----------

                  BROKERAGE COMMISSIONS DUE TO INSIGNIA

            Tenant        Square Footage           Broker
            ------        --------------           ------

















































                                   -1-